UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2018

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

(a) On February 13, 2018, Unique Fabricating, Inc. (the “Company”) determined to close its manufacturing facility in Fort Smith, Arkansas. The Company currently expects to cease operations at the Fort Smith facility by June of 2018. The Company currently expects that approximately 20 positions will be eliminated as a result of the closure.

The Company's decision resulted from the decision to streamline Company operations and the excess available capacity in other facilities at the Company. The Company has decided to move existing Fort Smith production to our manufacturing facilities in Evansville, Indiana and Monterrey, Mexico.

The Company will provide employees severance pay, health benefits continuation and job search assistance.

Following the closure, the Company expects to market the facility, which currently has a net book value of approximately $0.7 million, for sale.

(b) The Company estimates that it will incur approximately $150,000 to $250,000 in employee termination costs. At this time, the Company estimates the ranges of amounts of other major types of costs expected to be incurred in connection with the closure is $400,000 to $500,000 in addition to the employee termination costs.

(c) The Company estimates it will incur approximately $550,000 to $750,000 for all costs expected to be incurred in connection with the Fort Smith closure, at this time.

(d) The Company is unable to estimate the amount or range of the charges that will result from future cash expenditures.

On February 13, 2018, the Company issued a press release regarding the plant closure, a copy of which is attached hereto as Exhibit 99.1.

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements, including, but not limited to, the timing with respect to closing the Fort Smith, Arkansas manufacturing facility, and the Company's ability to enhance its cost structure and growth position as a result of the closing and the financial impact of the closing, are based on current expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K, dated March 9, 2017 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Annual Report, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this release are made as of the date of this release, and Unique Fabricating does not intend to update this information, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of the Company dated February 13, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: February 13, 2018	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 13, 2018